Exhibit 99.1
4650 SW Macadam Avenue, Suite 400 • Portland, OR 97239 • Telephone (503) 946-4800
CONTACT: Jay Khetani, Vice President, Investor Relations (503) 946-4700
Website: http://www.precast.com

BERKSHIRE HATHAWAY COMPLETES ACQUISITION OF PRECISION CASTPARTS

OMAHA, Neb. & PORTLAND, Ore. - Jan. 29, 2016 - Berkshire Hathaway Inc. (“Berkshire”) (NYSE: BRK.A; BRK.B) and Precision Castparts Corp. (“PCC”) (NYSE: PCP) today announced the completion of the acquisition of PCC for $235 per share in an all-cash transaction. The transaction having been approved by PCC shareholders and having met all U.S. and non-U.S. regulatory filing requirements, is valued at approximately $37.2 billion, including outstanding PCC net debt. The transaction was announced on August 10, 2015.

With the closing of this transaction, PCC is now a wholly-owned subsidiary of Berkshire. PCC’s headquarters remain located in Portland, Oregon and the company continues to be led by Mark Donegan.

About Berkshire Hathaway (www.berkshirehathaway.com):

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Berkshire Hathaway’s common stock is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

About Precision Castparts Corp. (www.precast.com):

Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is a market leader in manufacturing complex structural investment castings and forged components for aerospace markets, machined airframe components, and highly engineered, critical fasteners for aerospace applications, and in manufacturing airfoil castings for the aerospace and industrial gas turbine markets. PCC also is a leading producer of titanium and nickel superalloy melted and mill products for the aerospace, chemical processing, oil and gas, and pollution control industries, and manufactures extruded seamless pipe, fittings, and forgings for power generation and oil and gas applications.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about the future expectations, beliefs, goals, plans or prospects of the board or management of Precision Castparts Corp. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the potential impact of the consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in Precision Castparts Corp.’s Annual Report on Form 10-K for the year ended March 29, 2015. Berkshire Hathaway and Precision Castparts Corp. disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

In addition, please refer to the documents that Precision Castparts Corp. files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Precision Castparts Corp.’s operational and other results to differ materially from those contained in the forward-looking statements set forth in this document.

Contact Information
Berkshire Hathaway Inc.
Marc D. Hamburg
Chief Financial Officer and Senior Vice President
(402) 346-1400

Precision Castparts Corp. - Investors
Jay Khetani
Vice President, Investor Relations
(503) 946-4700